                                      LEASE


          THIS LEASE, is made as of the 1st day of December, 1988, by and between PARK CORPORATION, a Nevada corporation d.b.a. Charleston Ordnance Center ("Landlord"), Post Office Box 8678, South Charleston, West Virginia 25303, and SOUTH CHARLESTON STAMPING & MANUFACTURING COMPANY, a West Virginia corporation ("Tenant"), 3100 MacCorkle Avenue, S.W., South Charleston, West Virginia 25303.


                              W I T N E S S E T H:


          Landlord, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of the Tenant, to be paid, kept and performed, hereby leases to Tenant, and Tenant hereby leases from Landlord, for the Term (as defined in Section 2 hereof) and subject to the terms and conditions hereinafter expressed, the following portion of the Charleston Ordnance Center located in the City of South Charleston, West Virginia shown on the plot plan attached hereto as Exhibit A (the "Ordnance Center") and certain rights related thereto, all of which are more particularly described as follows:

          (a) the land (the "Land") outlined in red on the plot plan of the Ordnance Center attached hereto as Exhibit A and more particularly described on Exhibit B attached hereto;

          (b) Building No. 307 containing approximately 922,000 square feet of ground floor space situated on the Land (the "Building" or "Building 307") and the parking areas, driveways, sidewalks, loading docks, rail spur and other improvements on the Land (the Land and all of the foregoing, collectively, the "Demised Premises");

          (c) the equipment listed on Exhibit C attached and made a part hereof (the "Equipment");

          (d) exclusive use of the truck loading and unloading ramp (the "Loading Area") situated on the southerly side of the Building (near the southwesterly corner thereof), outlined in brown on Exhibit A and located on land owned by FMC Corporation ("FMC"), to the extent Landlord has such right pursuant to an agreement between FMC and Landlord dated August 26, 1974, (the "FMC Agreement"), a true copy of which has been delivered to Tenant prior to the execution hereof subject, however, to FMC's rights under the FMC Agreement;

          (e) a non-exclusive right of ingress and egress by motor vehicle over and across those driveway areas shown by cross-hatching on Exhibit A between MacCorkle Avenue and the Loading Area and the portion of the Demised Premises southerly of the Building (the "Non-exclusive Asscess Road");

          (f) exclusive use of the portion of the existing rail spur extending between the Demised Premises and a point one inch southerly of the switch serving Building No. 309 of the Ordnance Center (the "Switch Point"), such portion being called the "Exclusive Rail Spur";

          (g) non-exclusive use, in common with Landlord and other tenants of the Ordnance Center, of the portion of the existing rail spur extending between the Switch Point and tracks of the CSX Railway Company ("CSX") shown in orange on Exhibit A (the "Non-exclusive Rail Spur"); and

          (h) the right, for so long as Landlord has such right, to maintain and operate two wall-mounted fire hydrants and wall-mounted hose cabinets, one of which is located on the south wall of the Building within 50 feet of its southwest corner and the other of which is located on the west wall of the south wing of the building at least 25 feet from the southwest corner of such wing (the "Encroaching Fire Hydrants").


THIS LEASE IS UPON THE FOLLOWING TERMS AND CONDITIONS, ALL AND EVERY ONE OF WHICH THE PARTIES HERETO COVENANT AND AGREE TO PERFORM.

          1. PRIMARY TERM OF LEASE. The term of this Lease shall be for the period beginning December 1, 1988, (the "Commencement Date") and ending at 5:00 p.m., local time, on November 30, 2008 the "Primary Term").

          2. OPTION TO EXTEND TERM. Provided that no Event of Default then exists, Tenant shall have the right to extend the term of this Lease for one (1) additional period of twenty (20) years which shall expire at 5:00 p.m., local time, on November 30, 2028 (the "Extended Term"). Tenant may exercise its right to extend by so notifying Landlord in writing prior to June 1, 2007. As used herein, "Term" shall include both the Primary Term and, if Tenant exercises its right to extend, the Extended Term.

          3. INTERIM OFFICE BUILDING OCCUPANCY. Landlord further grants Tenant the right to use and occupy the office building containing approximately 7,267 square feet, known as Building No. 341 outlined in purple on Exhibit A, for a period ending on the earlier of (i) July 31, 1990, or (ii) the date on which Tenant vacates Building No. 341. Tenant shall use and

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occupy Building No. 341 for office purposes only.  In connection with Tenant's use and occupancy of Building No. 341, Tenant's administrative employees and invitees may park automobiles adjacent to Building No. 341 and have vehicular access thereto from the end of the Non-exclusive Access Road. All of the terms and conditions of this Lease, except with respect to the Term and Fixed Rent, shall apply to Tenant's use and occupancy of Building No. 341.

          4. COVENANT TO PAY FIXED RENT. From and after the Commencement Date, Tenant shall pay Landlord fixed rent at the annual rate of One Million One Hundred Six Thousand Four Hundred Dollars ($1,106,400.00) payable in monthly installments of Ninety-Two Thousand Two Hundred Dollars ($92,200.00) per month or any increased amount payable as a result of adjustment thereof pursuant to
Section 5 hereof ("Fixed Rent").

          Fixed Rent shall be payable in equal monthly installments in advance and on or before the first day of each and every month during the Term hereof. The first monthly installment of Fixed Rent shall be due and payable on the Commencement Date. In the event the term of this Lease commences on a day other than the first day of a calendar month, Tenant shall pay to Landlord on or before the Commencement Date, a pro rata portion of the monthly installment of Fixed Rent, such pro rata portion to be based upon the number of days remaining in such partial month after the Commencement Date.

          Rent shall be payable in lawful money of the United States of America at the office of Landlord at Charleston Ordnance Center, P.O. Box 8678, South Charleston, West Virginia 25303, or to such other recipient or at such place as Landlord shall designate by written notice to Tenant without prior demand therefore and without any deduction or set off whatsoever, except as otherwise specifically set forth in this Lease.

          Tenant hereby covenants and agrees to pay the Fixed Rent hereby reserved as and when due, together with all other sums of money, rental adjustments, charges and other sums required to be paid by Tenant to Landlord or to another person pursuant to this Lease ("Additional Rent"). Additional Rent hereunder shall be payable to Landlord with the next installment of Fixed Rent payable hereunder provided an invoice for such Additional Rent is submitted to Tenant not less than ten days prior to the date on which such installment is due and payable. Additional Rent is intended as reimbursement to Landlord for charges and other sums required to be paid by Tenant and not rent for the purposes of state and local taxation of rents. Fixed Rent and Additional Rent are herein collectively referred to as "Rent." The covenant to pay Rent shall be independent of any other covenant set forth in this Lease.

          Tenant shall pay Tenant's Share (as defined in Section 19) of all Taxes (as defined in Section 29) and Ordnance Center Charges referred to in
Section 21 hereof in installments based upon estimates thereof as hereinafter provided. As promptly as practicable after December 31 of each calendar year during the Term, Landlord shall provide Tenant with a statement of Taxes and Ordnance Center Charges for the preceding calendar year during the Term and an estimate of such Taxes and Ordnance Center Charges for the next succeeding calendar year. Tenant shall pay to Landlord monthly a sum equal to one-twelfth (1/12) of the Tenant's Share of Taxes and Ordnance Center Charges provided in the estimate for the entire calendar year to which such estimate relates, which amount shall apply on account of the Tenant's Share of such Taxes and Ordnance Center Charges for the then current calendar year. Landlord shall revise the amount of such estimate from time to time if Landlord determines that amounts previously estimated were materially incorrect. If the aggregate of such monthly payments to Landlord shall be less than the amount of Tenant's Share of the actual Taxes and Ordnance Center Charges payable by Tenant pursuant to this Lease, the deficiency shall be payable by Tenant as Additional Rent.
Conversely, if the aggregate of the monthly payments to Landlord shall be more than the amount of Tenant's Share of the actual Taxes and Ordnance Center Charges payable by Tenant pursuant to this Lease, the excess shall be deducted from Rent next due hereunder or, if the Term has expired and no Event of Default then exists, shall be paid by Landlord to Tenant. If the Landlord secures a refund of Taxes or any item included in Ordnance Center Charges for any calendar year for which Tenant shall have paid a share thereof, Tenant's Share of the net amount of such recovery (less all fees, costs and expenses incurred by Landlord in obtaining such refund) shall be deducted from Rent next due after receipt of such recovery or, if the Term has expired and no Event fo Default then exists, shall be paid by Landlord to Tenant.

          Landlord shall make available to Tenant during Landlord's business office hours such information as Tenant may reasonably request as to any item or items for which Tenant is invoiced as Additional Rent. If Tenant shall dispute in writing any specific item or items for which Tenant is invoiced as Additional Rent, and such dispute is not amicably settled between Landlord and Tenant within 45 days after statements therefor have been delivered, either party may, during the 30 days next following the expiration of the above-mentioned 45 days, refer such disputed item or items to an independent, nationally recognized accounting firm selected by Landlord, other than Landlord's or Tenant's regularly engaged accounting firm, for decision, and the decision of such accounting firm shall be final,

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conclusive and binding upon Landlord and Tenant.  Any adjustment required by such decision shall be made within 30 days after such decision has been rendered. The expenses involved in such determination shall be borne by the party against whom a decision is rendered by said accounting firm or, if more than one item is disputed, the expenses shall be apportioned according to the number of items decided against each party. If Tenant shall not so dispute any item or items of any such statement (other than amounts which are estimates of Taxes or Ordnance Center Charges) within 45 days after such statement has been rendered, Tenant shall be deemed to have approved such statement. Landlord shall have the right, for a period of 12 months after the rendering any statements (or for a longer period, if reasonably required in order to ascertain the facts as to any change in Taxes or other charges) to send corrected statements to Tenant, and any adjustments to Rent required thereby shall be made within 30 days thereafter. This obligation shall survive the termination of this Lease. Pending the determination of any dispute, Tenant shall promptly pay the amount included in Additional Rent and, after such determination, any increase or decrease so determined shall be paid with or credited on the next invoice for Rent. Regardless of any reduction or revision in Taxes or other charges under this Section 4, Tenant shall pay Landlord, at a minimum, Fixed Rent provided in Section 4 hereof.

          5. ADJUSTMENT OF FIXED RENT. Effective on and after December 1 in each of the years 1993, 1998, and 2003 and, if there is an Extended Term, on and after December 1 in each of the years 2008, 2013, 2018 and 2023 (the "Rent Adjustment Date"), Fixed Rent shall be adjusted, but only upward, by one hundred percent (100%) of the increase, if any, in the "Consumer Price Index for Urban Wage Earners and Clerical Workers" (1982-84=100) specified for "All Items," relating to the United States, as issued by the Bureau of Labor Statistics of the United States Department of Labor ("Index"). The increase in Fixed Rent applicable to any period shall be determined by multiplying $1,106,400.00 by a fraction the numerator of which shall be the index for the October immediately preceding the Rent Adjustment Date less the Index for December, 1988, and the denominator of which shall be the Index for December, 1988. In the event that the Bureau of Labor Statistics ceases to use the 1982-84=100 as the basis of calculation, or if a change is made in the term or number of items contained in the Index, or if the Index is altered, modified, converted or revised in any other way, then the Index shall be adjusted to the figure that would have been arrived at had the change in the manner of computing the Index in effect at the date of this Lease not been altered. In the event that the Consumer Price Index of the United States Bureau of Labor Statistics is discontinued, comparable statistics on the purchasing power of the consumer dollar, as published at the time of said discontinuation by a U.S. Federal Government financial periodical or recognized authority, shall be used for making such computations.

          6. USE OF DEMISED PREMISES. (a) Except as specifically limited herein with respect to portions of the Demised Premises, Tenant shall use and occupy the Demised Premises only for metal stamping and related manufacturing operations conducted by Tenant, warehousing of raw materials required for Tenant's operations and products produced by Tenant and activities related thereto including office and employee and visitor parking, all to the extent permitted by applicable zoning and other governmental regulation and subject to the limitations herein provided. Tenant shall not store goods for third parties (other than affiliates of Tenant) as a warehouseman in any manner in connection with its use and occupancy of the Demised Premises.

          (b) Tenant's use of the portion of the Demised Premises outlined in yellow on Exhibit A (the "Automobile Parking Lot Parcel") shall be limited to automobile parking for Tenant's employees and invitees.

          (c) Tenant's use of the portion of the Demised Premises outlined in blue on Exhibit A (the "Staging Area") shall be limited to truck loading and staging and rack and/or die storage.

          (d) Tenant's use of the Loading Area shall be for truck parking during or pending loading and unloading.

          7. ENCROACHING FIRE HYDRANTS. Landlord's right to the Encroaching Fire Hydrants is subject to termination by FMC upon 90 days' notice to Landlord. If FMC terminates such right, Landlord shall notify Tenant thereof and Tenant shall remove the hydrants and cabinets within 45 days thereafter. Tenant shall indemnify, defend and save harmless Landlord and FMC from any and all claims or causes of action arising out of or in connection with exercise by Tenant, either directly or indirectly, in any manner, of its rights with respect to the Encroaching Fire Hydrants.

          8. LOADING AREA. The rights granted to Tenant to use the Loading Area are subject to FMC rights and Landlord has only those rights as are granted by the FMC Agreement. Tenant shall comply with all requirements of the FMC Agreement as if Tenant were Landlord and Tenant shall indemnify, defend and save harmless Landlord and FMC from any and all claims or causes of action arising out of or in connection with exercise by Tenant, either directly or indirectly, in any manner, of its rights with respect to the Loading Area. The rights granted to Tenant to use the Loading Area shall continue if Landlord acquires the interest of FMC in the Loading Area.

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          9.   WATER TOWER.  If permitted by FMC, the owner of the water tower
(the "Water Tower") and land shown as the water tank tract on Exhibit A, Tenant shall cause the water tank to be repainted, including, at Tenant's option, its corporate logo, at least every five years during the Term; provided, however, that Tenant shall not paint the Water Tower any color other than white without the prior written consent of Landlord.

          10. FIRE PROTECTION WATER. The Building is connected to a system providing fire protection water furnished by FMC which utilizes the Water Tower. Landlord makes no warranty or representation as to the availability of fire protection water through such system; however, Tenant shall have such availability as is provided so long as the same is provided. FMC charges the Ordnance Center for the availability of fire protection water and such charges shall be shared by Tenant in accordance with Section 21 hereof.

          11. TRUNK SEWER MAINS. Tenant acknowledges that a trunk storm sewer main serving the Demised Premises and the balance of the Ordnance Center and facilities on FMC's land adjoining the Ordnance Center ("FMC's land") underlies the south wing of the Building and that a trunk sanitary sewer main serving the Building and the balance of the Ordnance Center FMC's land underlies the westerly portion of the Building. Tenant shall avoid damaging such sewer mains in connection with any excavation of the Building floor or installation of any equipment on or in the Building floor and Tenant shall, at Tenant's expense, repair any damage to such sewer mains caused by Tenant or resulting from Tenant's use of the Demised Premises.

          12. RAIL SPUR. The Exclusive and Non-exclusive Rail Spurs (collectively, the "Rail Spur") are the subject of an Easement dated August 26, 1974 ("Rail Easement") from FMC to Landlord for which responsibility for maintenance, repair and replacement of pavement and railroad track is allocated between the parties thereto. The Rail Spur is also the subject of the Sidetrack Agreement dated October 1, 1971, between the Chesapeake and Ohio Railway Company (now "CSX") and Landlord (the "Sidetrack Agreement"). True copies of the Rail Easement and Sidetrack Agreement have been delivered to Tenant prior to the date hereof. Tenant shall comply with all requirements under the Rail Easement and Sidetrack Agreement relating to use of the Rail Spur and Tenant shall not store rail cars on the portion of the Exclusive Rail Spur which crosses the Non-exclusive Access Road or otherwise use the same in a manner which restricts vehicular traffic over the Non-exclusive Access Road. Passage over the Exclusive Rail Spur in the normal course of business does not constitute such restriction. Tenant shall indemnify, defend and save harmless Landlord from any and all claims or causes of action arising out


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of or in connection with Tenant's use of the Rail Spur.

          13. PARKING LOT PARCEL IMPROVEMENTS. Prior to December 31, 1990, Landlord shall cause the Automobile Parking Lot Parcel to be improved by causing the following work to be undertaken thereon:

          (a) Installation of asphalt paving and striping thereof for parking for not less than 550 automobiles (the "Parking Lot").

          (b) Installation of entrance approaches to the Parking Lot from MacCorkle Avenue, "F" Street and the Non-exclusive Access Road.

          (c) Installation of landscaped areas along frontage abutting MacCorkle Avenue, "F" Street and the Nonexclusive Access Road, including a screening earthen mound along MacCorkle Avenue.

          (d) Installation of a gate house at the MacCorkle Avenue entrance to the Parking Lot (the "Gate House").

          (e) Installation of electrical conduit for lighting installed to illuminate the Parking Lot, Building front and the Gate House.

          (f) Installation of light poles and fixtures along MacCorkle Avenue for illumination of the Parking Lot.

          (g) Installation of flood lighting to illuminate the MacCorkle Avenue side of the Building.

          (h) Installation of light poles and fixtures at the Parking Lot entrances.

          Tenant shall be responsible for all maintenance of and repairs to all of the foregoing improvements upon completion of the installation thereof by Landlord. Upon such completion, Landlord shall assign to Tenant any warranties relating to the foregoing improvements. Tenant acknowledges that the foregoing improvements are undertaken as an accommodation to Tenant and Tenant waives any claim against Landlord with respect thereto.

          14. SIGNS. Subject to the requirements of this Section, Tenant may, at its own cost and expense, place or erect such signs relating to its business as Tenant may deem appropriate on the Demised Premises. Tenant shall comply with all applicable requirements of law pertaining to such signs. All signs placed on


                                      - 8 -

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the exterior of the Building or erected on portions of the Demised Premises not within the Building must be approved in writing by Landlord prior to placing or erection thereof, which approval shall not be unreasonably withheld or delayed so long as they are not inconsistent with the general aesthetic appearance of the Ordnance Center at the time such approval is requested.

          15. CONDITION OF PREMISES. Tenant has examined and accepts the Demised Premises, Loading Area, and Exclusive Rail Spur "as is" and assumes responsibility therefor as herein provided. Tenant acknowledges that the Demised Premises may contain Hazardous Substances such as those listed on Exhibit D hereto. Tenant further agrees and accepts responsibility for such Hazardous Substances, if any, and accepts responsibility for any abatement and removal to the extent required by Section 17 of this Lease.

          16. COMPLIANCE WITH LAWS. Tenant shall comply with all federal, state, county and municipal laws and ordinances and all rules, regulations and orders of any governmental authority, present or future, affecting or applicable to the Demised Premises, Loading Area, Non-exclusive Access Road and Exclusive Rail Spur and Tenant's use thereof. Tenant shall be solely responsible for obtaining all permits and authorization necessary for the lawful conduct of Tenant's business on the Demised Premises and Tenant's use of the Demised Premises.

          17. ENVIRONMENTAL MATTERS. For purposes of this Lease, the following terms shall have the following meanings:

          "Hazardous Substance" shall mean any substance regulated by any federal, state, or local law, regulation, rule or ordinance now or hereafter in effect, as the same may be amended from time to time.

          "Release" shall mean any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of any Hazardous Substance into the environment.

          "Affected Assets" shall mean all the Demised Premises, Loading Area, Non-exclusive Access Road and Rail Spur or other real or personal property owned, leased, operated or used by Tenant, and any other real or personal property used for the treatment, storage, recycling or disposal of Hazardous Substances that may have been generated by Tenant.

          "Environmental Condition" shall mean any condition which caused or may cause the Release or threatened Release of a Hazardous Substance and which requires or may require an Environmental Action (as hereinafter defined) and/or which results or may result in an


                                      - 9 -

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Environmental Claim (as hereinafter defined).

          "Environmental Claim" shall mean any summons, citation, complaint, lien, directive, order, claim, litigation, liability, investigation, removal action, remedial action, information request, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from any federal, state, or local agency or authority or any other person (including, without limitation, any governmental instrumentality or any corporation, partnership or other business entity, or individual) concerning an Environmental Condition or which in any way relates to pollution, natural resource damage, property damage, or personal injury, illness or death alleged to have occurred, in whole or in part, by virtue of Tenant's ownership, lease, operation or use of the Affected Assets or the conduct of an Environmental (as hereinafter defined).

          "Environmental Action" shall mean any investigation, removal action, remedial action, excavation, transportation, handling, treatment, storage, disposal, testing, environmental sampling, analytical services, consulting services, or any other type of action reasonably necessary and appropriate to identify, characterize, correct or dispose of an Environmental Condition concerning the Affected Assets.

          (a) Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Demised Premises, Loading Area, Non-exclusive Access Road or Rail Spur by Tenant, its agents, employees, contractees, or invitees, except for such Hazardous Substances as are necessary or useful to Tenant's business, and which have been disclosed in writing to Landlord before the execution of this Lease and as such list may be amended from time to time pursuant to subsection (d) below.

          (b) Any Hazardous Substance permitted on the Demised Premises, Loading Area, Non-exclusive Access Road or Rail Spur as provided herein, and all containers thereof, shall be used, kept, stored, and disposed of in a manner that complies with all federal, state and local laws or regulations applicable to the Hazardous Substances involved.

          (c) Tenant shall not discharge, leak, or emit, or permit to be discharged, leaked or emitted, any material into the atmosphere, ground, sewer system, or any body of water, if that material pollutes or contaminates the same, or may adversely affect (i) the health, welfare or safety of persons, whether located on the Demised Premises, Loading Area, Non-exclusive Access Road or Rail Spur or elsewhere, or (ii) the condition, use or enjoyment of the building or any other real or personal property.

          (d)  During July of each year during the Term, Tenant


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shall furnish to Landlord complete copies of all environment reports, filings and certifications filed with federal, state or local environmental agencies during the 12-month period preceding July 1 relating to Hazardous Substances stored, used or disposed of in connection with operations at the Demised Premises. Upon request from time to time, Tenant shall cooperate with Landlord in providing to Landlord or any prospective mortgagee or purchaser of the Demised Premises copies of records relating to Hazardous Substances stored, used or disposed of in conjunction with operations at the Demised Premises and by permitting Landlord and its agents to undertake such environmental audits and testing on the Demised Premises as Landlord may deem reasonably necessary or desirable.

          (e) Tenant has completed, or has had the full opportunity to complete, an environmental review of the Demised Premises, Loading Area, Non-exclusive Access Road and Rail Spur and has completely satisfied itself with respect to any Environmental Condition existing as of the date of this Lease.

          (f) Tenant shall be fully liable for all costs and expenses related to the use, presence, storage, and disposal of Hazardous Substances used in connection with Tenant's operations at the Demised Premises and Tenant shall give immediate notice to the Landlord of any violation or potential violation of the provisions hereof. Except as hereafter otherwise provided in subsections
(g) and (h), Tenant shall defend, indemnify, and hold harmless Landlord and its agents from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorneys' and consultants' fees, court costs, and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (i) the presence, disposal, Release, or threatened Release of any such Hazardous Substance that is on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise;
(ii) any personal injury (including wrongful death) or property damage (real or personal), arising out of or related to that Hazardous Substance; (iii) any lawsuit brought or threatened, settlement reached, or government order relating to that Hazardous Substance; or (iv) any violation of any laws applicable thereto. The provisions of this Section shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or in equity and shall survive the termination of this Lease.

          (g) For the purpose of this subsection (g), "Buried Hazardous Substance" shall mean any Hazardous Substance located on the Demised Premises on the Commencement Date which is (i) buried on the Demised Premises, Loading Area, Non-exclusive Access Road and Rail Spur, and (ii) unknown to either party. Buried Hazardous Substance does not include Hazardous Substance in known pits, pipes, drains, tanks or other enclosures, whether above or below ground or floor levels other than leaks therefrom. Notwithstanding subsection (f) above, if either party is required to undertake clean up of any Buried Hazardous Substance by reason of an order of court or public agency of competent jurisdiction, the parties shall jointly perform such cleanup and share equally all out-of-pocket expenses required for the satisfaction of such order. In such event, the parties shall have the joint right and responsibility to pursue recovery against former owners or tenants of the Demised Premises, including but not limited to Volkswagen, Chrysler, American Motors, FMC and/or the U.S. government; any such recovery shall be shared equally by the parties. Tenant shall have the burden of proving that a Hazardous Substance was buried on the Demised Premises on the Commencement Date.

          (h) Notwithstanding subsection (f), tenant shall not be liable for clean up of any Hazardous Substance which migrated from portions of the Ordnance Center other than the Demised Premises into or upon the Demised Premises and Landlord shall be solely responsible for clean up of any such Hazardous Substance. Tenant shall be responsible for demonstrating that a Hazardous Substance in or on the Demised Premises migrated from other portions of the Ordnance Center. Landlord shall defend, indemnify and hold harmless Tenant and its agents from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (including, without limitation, attorneys' and consultants' fees, court costs and litigation expenses) incurred by Tenant in connection with the clean up of Hazardous Substances referred to in this subsection (h).

          18. NET LEASE. This is a net lease. As such, Tenant shall be solely responsible for the payment of all costs relating to utilities, insurance, taxes, interior and exterior maintenance and repair of the Demised Premises and the use of the Demised Premises, all as provided for in this Lease.

          19.  TENANT'S SHARE.   As used in  this  Lease,  "Tenant's Share"
shall be that percentage from time to time which is equal to the ratio of the number of square feet of ground floor area in the Building to the total number of square feet of ground floor space in all buildings (including the Building) located in the Ordnance Center. As of the date of this Lease, the ground floor area of buildings located in the Ordnance Center is approximately 1,733,000 square feet and Tenant's Share is 53.2% (922,000 DIVIDED BY 1,733,000 = 53.2%). Landlord shall adjust Tenant's Share as necessary to reflect additional buildings constructed in the Ordnance Center or additions to existing buildings (following completion of such construction) and reflect buildings or portions thereof removed from time to time.

          20. UTILITY SERVICES. Except as specifically provided otherwise herein, Tenant shall be solely responsible for the cost of bringing any utility connections to the Demised Premises required for its use and occupancy thereof. Tenant shall be solely responsible for the payment of all charges relating to potable water, electricity and gas, which are separately metered by the furnishing utility provided to or utilized on the Demised Premises. If any utility or other service benefiting the Demised Premises is metered or otherwise based upon consumption determined under a formula for purposes of allocating charges payable to FMC or others, then Tenant shall pay its share of such charges based upon meter readings or such formula. If a service is not separately metered or Tenant's share determined by a formula, then Tenant shall pay to Landlord Tenant's Share of the utilities for which use or consumption is not otherwise determined.

          21. ORDNANCE CENTER CHARGES. Tenant shall pay Tenant's Share of costs incurred by Landlord from time to time in connection with maintenance (including snow plowing) and repair of the Non-exclusive Access Road and the Non-exclusive Rail Spur, maintenance and repair of trunk sanitary and storm sewer mains within portions of the Ordnance Center which do not include the Demised Premises (except to the extent maintenance and repair is necessitated by reason of an act of omission of, and chargeable to, another tenant of the Ordnance Center), charges by FMC for fire protection water and sanitary Sewer service to the Ordnance Center.

          22. ORDNANCE CENTER ADMINISTRATION BUILDING. The building adjoining the Non-exclusive Access Road opposite the Water Tank near the northwesterly corner of the Building is currently used and occupied by Landlord as an administrative office for the Ordnance Center (the "Administration Building"). Electric, water and gas lines serving the Administration Building are connected to electric, water and gas lines which are on the Demised Premises. Until August 1, 1990, electric, water and gas service shall be provided to the Administration Building without charge therefor by Tenant. On or before August 1, 1990, Landlord shall cause submeters to be installed without cost to Tenant in order to measure usage of electric, water and gas consumption and from and after August 1, 1990, Tenant shall have the right to charge for electric, water and gas service to the Administrative Building based upon usage measured by the submeters installed by Landlord at the then-prevailing rates for such service by the utility providing the same to Tenant.

          23. SEWER SERVICE. Sanitary and storm sewer service is provided to Demised Premises through a sanitary sewer system and a storm sewer system serving the entire Ordnance Center and the adjoining property owned by FMC and Olin Corporation ("Olin"). Olin is charged by the City of South Charleston for sanitary service and allocates such costs between the Olin property, on the one hand, and the FMC property and the Ordnance Center, on the other hand, based upon a formula which takes into account estimated usage of the sanitary sewage system on each of the benefitted properties. FMC allocates such charges between the FMC property and the Ordnance Center and invoices Landlord for the Ordnance Center share of such charges. Tenant shall pay to Landlord Tenant's Share of charges invoiced to Landlord by FMC for sanitary sewer service. Tenant shall also pay Tenant's Share of any charges or costs associated with storm sewer service and of all maintenance and repair of the storm sewer service system.

          24. MAINTENANCE AND REPAIRS. Landlord has no obligation to repair or maintain the Demised Premises, Equipment, Loading Area, or the Exclusive Rail Spur all of which obligations are intended to be Tenant's under this Section 24.

          Tenant expressly waives the benefit of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Demised Premises, Equipment, Loading Area or Exclusive Rail Spur in good order, condition and repair.

          Accordingly, Tenant shall maintain in good condition and make all necessary repairs to the Demised Premises, Loading Area and Equipment, including, without limitation, the roof (including all roof drains), the interior and exterior of the Building and attached structures, perimeter fencing, fire protection systems, sprinkler systems, heating and cooling units, air, water and gas piping, sanitary and storm sewers, the Parking Lot and other paved areas on the Demised Premises, signs and landscaping on the Demised Premises. Tenant shall repaint or cause to be repainted the exterior of the Building, as necessary, during the Term; provided, however, that Tenant shall not have the Building repainted in any color other than the present color without the prior written consent of Landlord.

          Further, Tenant shall, at its sole cost and expense, maintain the Exclusive Rail Spur in good operating condition and repair. Such repair obligation includes the switch and the rubber crossing which are a part thereof. Tenant shall not remove such rubber crossing without Landlord's prior written consent unless replaced with a comparable rubber crossing.

          Tenant shall maintain and replace, as necessary, the concrete retaining wall and chain link fence with woven screening slats along the easterly and northerly boundaries of the Staging Area and the paving on the Staging Area.

          Any additions, modifications or changes which, because of Tenant's use or occupancy of the Demised Premises or the Loading

Area, are required by any governmental agency, including, but not limited to the Federal Occupational Safety & Health Act, shall be made by Tenant at its sole expense.

          25. CLEAN AND ORDERLY PREMISES. Tenant shall keep the Demised Premises and Loading Area, including, without limitation, the Parking Lot and Staging Area, fences, lawn, lights, signs, Building exterior and siding, in a clean and orderly condition, free of debris, and perform such maintenance as Landlord may from time to time reasonably request.

          26. ALTERATIONS AND IMPROVEMENTS. (a) Tenant may, from time to time during the Term make, in a reasonable manner and at its own expense, changes, improvements, alterations, movements, replacements and additions in and to the Demised Premises; provided, however, except as specifically provided otherwise in subsection (e) of this Section 26 the Tenant shall not remove, relocate or modify columns, foundations, cranes, crane rails or the exterior walls or roof of the Building nor remove any Equipment without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed.

          Tenant shall construct, at its sole cost and expense, offices in the Building (the "Offices") for Tenant's business uses. Upon completion of construction thereof, the Offices shall become a part of the Building and all heating, air conditioning, electrical, plumbing, lighting and other fixtures shall be the property of Landlord and shall be deemed to be part of the Building.

          Tenant shall have the right from time to time to install, at its sole expense, in a reasonable manner, trade fixtures, machinery and equipment including, without limitation, partitions, racks and shelving. All such trade fixtures, machinery and equipment shall be and remain the property of Tenant, notwithstanding that as a matter of law, any such items would otherwise be deemed a part of the realty, and shall be removed by Tenant prior to the expiration of the Term or earlier termination of this Lease; provided, however, that any damage or disfigurement to the Demised Premises caused by such removal shall be repaired by Tenant prior to the termination. hereof.

          (b) No change, alteration or improvement shall be undertaken until Tenant shall have procured and paid for all required permits and approvals of governmental authorities having jurisdiction.

          (c) No structural change, alteration or improvement shall be undertaken with respect to the roof, exterior walls, columns or crane rails of the Building until detailed plans and specifications have first been submitted to and approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed.

          (d) As to all other material changes or alterations or improvements, Tenant shall deliver to Landlord plans and specifications and/or engineering drawings and/or operating manuals or reports to the extent the same are available, as Landlord may reasonably request.

          (e) Tenant acknowledges that the foundation contains pits in the floor of the Building which are specially designed for the heavy stamping presses and other equipment used in Tenant's business. Tenant specifically agrees to remove all foundations and fill all pits to the floor level regardless of whether such foundations or pits are or were utilized in conjunction with any press or equipment used or installed by Tenant, unless Landlord specifically directs otherwise by written notice to Tenant prior to a date which is no later than six (6) months prior to the expiration of the Term or, if this Lease is earlier terminated, prior to a date which is no later than thirty (30) days after such termination. Notwithstanding the possible termination or expiration of this Lease, after removal of its equipment, Tenant shall continue to pay Fixed Rent until such pits are refilled and floors are repaired. Floors and pits repaired shall be filled and compacted to ninety-five percent (95%) compaction and surfaced with twelve inches of poured, reinforced concrete floor of quality standard for such buildings.

          (f) All work done in connection with any change, alteration or improvement shall be done promptly and in a good and workmanlike manner and in compliance with applicable laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governmental authorities, and in accordance with the orders, rules and regulations of the Board of Fire Underwriters, or any other body exercising similar functions. All such work shall be prosecuted with reasonable dispatch, delays due to strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions, or similar causes beyond the control of Tenant excepted. Tenant shall indemnify Landlord with respect to all liability and expense and obligation arising out of such work.

          (g) If so requested by Tenant from time to time, Landlord shall permit Tenant to use the services of Landlord's Ordnance Center maintenance staff if available to undertake maintenance and repair work on the Demised Premises. Tenant shall pay for such services at the usual and customary rates charged by Landlord to other tenants of the Ordnance Center. Such personnel shall be subject to the direction and supervision of Tenant in connection with any maintenance and repair work on the Demised Premises and Tenant shall not be relieved of any of Tenant's obligations under this Lease by reason of using the services of Landlord's Ordnance Center maintenance staff.

          27. DISCHARGE OF MECHANICS' LIENS. If any mechanic's lien shall at any time be filed against the Demised Premises or the balance of the Ordnance Center by reason of any work undertaken for Tenant, Tenant shall cause the same to be discharged of record within 60 days after Tenant receives notice of filing of the same. If Tenant shall fail to discharge such mechanic's lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by bond, deposit in court or other security or in such other manner as may be permitted by law. Any amount paid by Landlord for any of the aforesaid purposes, and all attorneys' fees and other expenses reasonably incurred by Landlord in discharging such lien shall be payable by Tenant to Landlord on demand together with interest thereon at the rate of four percent (4%) per annum over the publicly announced "prime rate" of Charleston National Bank N.A. in effect until payment by Tenant. Nothing herein contained shall imply any consent or agreement on the part of Landlord to subject Landlord's interest in the Demised Premises to any mechanic's lien for work performed or materials furnished to or at the instance of Tenant.

          28. WASTE. Tenant shall not commit or suffer any waste on the Demised Premises.

          29. REAL ESTATE TAXES. Tenant shall pay all real estate taxes attributable to the separately assessed parcels which include only the Demised Premises and are known as the BIDCO parcels of 2.24 acres and 2.35 acres, respectively. Tenant shall pay to Landlord its Tenant's Share of all real estate taxes net of abatements, if any, and assessments and any use, occupancy rental tax, levy, or similar charge assessed or charged against the Ordnance Center ("Taxes") during the Term. Any increase or decrease brought about by any taxing or assessing authority shall pro rata inure to the benefit or detriment of Tenant as the case may be. If any Taxes cover any period of time prior to or after the Term, Tenant's Share thereof shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease is in effect.

          30. PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency, all taxes on the Equipment and on trade fixtures, equipment and other property owned or leased by Tenant and situated on or in or used at the Demised Premises. Upon request by Landlord, Tenant shall promptly provide Landlord with official receipts of the appropriate taxing authority or other proof satisfactory to Landlord evidencing the payment thereof.

          31. INSURANCE. (a) Tenant will, at Tenant's sole cost and expense, maintain insurance on the Demised Premises and the Equipment, with an insurance company licensed to do business in the State of West Virginia and of nationally recognized financial standing legally qualified to issue such insurance, having a Best's rating of A or better and reasonably satisfactory to Landlord. The insurance shall be written on the standard forms used by such companies. The insurance shall provide coverage:

               (i) Against loss or damage by fire, lightning and other risks including, but not limited to windstorm, hail, earthquake, explosion, riot and civil commotion, vandalism, damage from aircraft and vehicles, smoke damage and any other "extended coverage" risks in amounts not less than the replacement value of the Demised Premises, exclusive of the Land and the Building foundations and excavations therein or such lesser amount, not less than $50,000,000, as Landlord shall approve so long as the insurer waives minimum coinsurance requirements as to any damage or loss pursuant to an Agreed Amount endorsement and is obligated to pay for damage or loss suffered on a replacement cost basis up to the Agreed Amount irrespective of whether or not the damage is actually repaired or replaced;

               (ii) Against claims for bodily injury, death or property damage occurring on, in or about the Demised Premises and adjoining common areas and sidewalks, in amounts not less than $5,000,000 for bodily injury or death to any one person, $10,000,000 for any one accident, and $5,000,000 for property damage; and

               (iii) Against workers' compensation to the extent required by the laws of West Virginia and to the extent necessary to protect Landlord and the Demised Premises against all workers' compensation claims.


The limits of any said insurance shall not limit the liability of Tenant hereunder.

          (b)  Every policy of insurance maintained in accordance with clause
(i) of subparagraph (a) shall provide for payment of loss thereunder only to Landlord. Every policy of insurance maintained in accordance with clause (ii) of subparagraph (a) shall name Landlord as an additional insured. In addition, every such policy of insurance (other than any general public liability or workers' compensation policy) shall bear a mortgage endorsement in favor of the Mortgagee (as such term is defined in Section 42 hereof) provided that Landlord has given notice to Tenant of the existence of the Mortgage (as defined in Section 42); and any loss under any such policy shall be payable to the Mortgagee as their interests may appear. Every policy referred to in subsection (a) shall provide that it will not be canceled except after not less than thirty (30) days' prior written notice to Landlord and Mortgagee and that it shall not be invalidated or limited by any act or negligence of Landlord or Tenant, nor by occupancy of the Demised Premises nor use of the Equipment for purposes more hazardous than permitted by such policy, nor by any foreclosure or other proceeding relating to the Demised Premises, nor by termination of this Lease, nor by change in title to the Demised Premises.

          (c) The minimum amounts of insurance coverage specified in subparagraph (a) hereof shall be subject to adjustment, but only upwards, at the same time and in the same manner as the Rent Adjustment provided for in Section 5; provided, however, that the amounts shall be rounded to the nearest $500,000.00

          (d) Tenant shall deliver to Landlord and Mortgagee original or duplicate policies or certificates of insurance and all renewals thereof, satisfactory to Landlord and Mortgagee, evidencing the existence of all insurance which is required to be maintained by Tenant herein; such delivery to be made (i) promptly after the execution hereof and (ii) within thirty (30) days prior to the expiration of any such insurance. Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section unless Landlord is a named insured therein, with loss payable as provided herein. Tenant shall immediately notify Landlord whenever any such separate insurance is obtained and shall deliver to Landlord and Mortgagee the policies or certificates evidencing the same.

          (e) Any insurance required hereunder may be provided under blanket policies which comply with this Section. Insurance which is required by clause
(i) of subparagraph (a) may provide for a deductible in an amount not exceeding $100,000.00.

          (f) In the event Tenant does not obtain or maintain insurance in the forms and amounts required, Landlord shall have the right to obtain such insurance on behalf of Tenant and Tenant agrees to repay Landlord the cost thereof.

          32. INDEMNITY. Tenant shall indemnify and save harmless Landlord against and from any and all liabilities, expenses, losses and claims by or on behalf of any person or persons, entity or entities, firm or firms, corporation or corporations arising from any act, omission or negligence of Tenant or any of Tenant's agents, contractors or employees, or from any activity or work done, permitted or allowed by Tenant on or about the Demised Premises. Further, Tenant shall indemnify Landlord against all liabilities, expenses and losses incurred by Landlord as a result of (i) failure by Tenant to perform any covenant required to be performed by Tenant hereunder, (ii) any accident, injury or damage which shall happen on or about the Demised Premises or Equipment, the Loading Area, the Non-exclusive Access Road and the Rail Spur to the extent such accident, injury or damage arose from any act, omission or negligence of Tenant or any of Tenant's agents, contractors or employees or
(iii) failure by Tenant or any of Tenant's agents, contractors or employees to comply with any requirements of any governmental authority.

          At Tenant's request, Landlord shall cooperate with Tenant in order to properly prosecute any proceedings against or affecting the Demised Premises, provided Landlord shall be fully indemnified by Tenant against all costs and expenses in connection therewith, and provided that Landlord shall not be subjected to any liability for the payment of any costs or expenses in connection with any proceedings brought by or against Tenant, except for those costs or expenses which relate to an occurrence for which Landlord is found to be liable.

          33. INDEMNIFICATION PROCEDURE. The obligation of each party as indemnitor under this Lease is conditioned upon indemnitor receiving from indemnitee prompt notice of the assertion or institution of a claim for indemnification or of the occurrence of an event which indemnitee reasonably believes could lead to the assertion of such a claim (such claims and events being hereinafter collectively referred to as a "Claim"). Upon written unqualified acknowledgement of its indemnification obligation with respect to a Claim, indemnitor shall have the absolute right, in its sole discretion and expense, to elect to defend, contest, settle or otherwise protect against any such Claim with legal counsel of its own selection. Indemnitee shall have the right, but not the obligation, to participate, at its own expense, in the defense thereof through counsel of its own choice and shall have the right, but not the obligation, to assert any and all cross-claims or counterclaims it may have. Indemnitee shall cooperate in all reasonable ways with, make its relevant files and records available for inspection and copying by, and make its employees available or otherwise render reasonable assistance to, indemnitor in defense of any action being indemnified hereunder. In the event indemnitee, without the written consent of indemnitor makes any settlement with respect to any Claim, indemnitor shall not be bound to such settlement. In the event indemnitor fails timely to defend, contest or otherwise protect against any suit, action, investigation, claim or proceeding related to a Claim, indemnitee shall have the right, but not the obligation, to defend, contest, assert cross-claims or counterclaims or otherwise protect against the same and may make any compromise or settlement thereof and recover and be indemnified for the entire cost thereof from indemnitor including, without limitation, legal expenses, disbursements and all amounts paid as a result of such suit, action, investigation, claim, proceeding, cross-claim or counterclaim or compromise or settlement thereof.

          34. DAMAGE OR DESTRUCTION. In case of any damage or loss to the Demised Premises by reason of fire or otherwise, Tenant shall give immediate notice thereof to Landlord. If the Demised Premises or any part thereof shall at any time be damaged or destroyed by fire or otherwise, Tenant shall promptly repair or rebuild the same at Tenant's expense, so as to make the Demised Premises at least equal in value to the Demised Premises existing immediately prior to such occurrence and as nearly similar to it in character as shall be practicable and reasonable. Landlord shall apply and make available and pay to Tenant the net proceeds of any fire or other casualty insurance paid to Landlord, after deduction of any costs of collection including attorneys' fees, for such repairing or rebuilding as the same progresses, payments to be made against properly certified vouchers of a competent architect in charge of the work and approved by Landlord, which approval Landlord shall not unreasonably withhold. Landlord shall contribute out of such insurance proceeds towards each payment to be made by or on behalf of Tenant, for the repairing or rebuilding of the Demised Premises or portion thereof under a schedule of payments to be made by Tenant and not unreasonably objected to by Landlord, an amount in proportion to such payment by Tenant as the total net amount received by Landlord from insurers shall bear to the total estimated cost of the rebuilding or repairing. Landlord, however, may withhold from each amount to be paid by Landlord fifteen percent (15%) thereof until the work of repairing or rebuilding shall have been completed and proof has been furnished to Landlord that no lien or liability has attached or will attach to the Demised Premises or to Landlord in connection with such repairing or rebuilding, and that the Demised Premises are free and clear of security interests and conditional bills of sale, whereupon the balance of the net proceeds of such insurance shall be paid over to Tenant. If such proceeds of insurance shall be paid to the Mortgagee, Landlord shall make available and hold and apply in accordance with the provisions of this Section 34 a sum of money equal to the net proceeds of such insurance. Before beginning such repairs or rebuilding or letting any contracts in connection therewith, Tenant shall submit for Landlord's approval, which approval Landlord shall not unreasonably withhold or delay, complete and detailed plans and specifications thereof. Promptly after receiving Landlord's approval of said plans and specifications, Tenant shall begin such repairs or rebuilding and shall prosecute the same to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond the reasonable control of Tenant. In so far as a new certificate of occupancy may be necessary, Tenant shall obtain and deliver to Landlord a temporary or final certificate of occupancy before the Demised Premises or relevant portion thereof shall be reoccupied for any purpose. Such repairs or rebuilding shall be completed free and clear of mechanics' or other liens, the possibility of such liens, conditional bills of sale and security, and in accordance with the local building code and all applicable laws, ordinances, regulations or orders of any state, municipal or other public authority affecting the same, and also in accordance with all requirements of the West Virginia insurance rating organization, or similar body, and of any liability insurance company, insuring Landlord or Tenant against liability for accidents in or connected with the Demised Premises. Any proceeds of insurance which shall be unexpended after such restoration shall be the property of Tenant.

          During the progress of such repairs or rebuilding, Landlord and its architects and engineers may, from time to time, inspect the Demised Premises and shall be furnished with copies of all plans, shop drawings and specifications relating to such repairs or rebuilding, and they may examine at all reasonable times all plans, shop drawings and specifications. In the event that during such repairs or rebuilding, Landlord and/or its architects and/or engineers shall determine that the same is not being done in accordance with the plans and specifications referred to above, notice shall be given to Tenant, specifying in detail the particular deficiency, omission or other respect in which Landlord claims such repairs or rebuilding are not in accordance with the plans and specifications. Upon the receipt of any such notice, Tenant shall take steps necessary to cause corrections to be made as to any deficiencies, omissions, or such other respect.

          The charges of any architect or engineer of Landlord employed to pass upon any plans and specifications and to supervise and approve any construction, or for any services rendered by such architect or engineer to Landlord as contemplated by any of the provisions of this Lease, shall be paid by Tenant as a cost of the repair or rebuilding. The fees of such architect or engineer shall be such as are customarily paid for comparable services and shall be reasonable in amount.

          There shall be no abatement of Rent pending the repairs or rebuilding.

          Notwithstanding the foregoing, in the event the Building is damaged to such an extent that the cost of repair will exceed $50,000,000.00 and Tenant determines that repair of the damage and restoration of the Building for resumption of Tenant's use thereof is economically impracticable, Tenant shall give Landlord written notice thereof within ninety (90) days after the occurrence of such damage. Upon (i) payment to Landlord of the sum of $50,000,000.00, (ii) demolition of the Building to grade and removal of all debris and (iii) filling of all pits and holes on the Demised Premises with compacted clean fill, this Lease shall terminate and Landlord and Tenant shall thereafter have no further obligation to the other under this Lease. There shall be no abatement of Rent until such termination.

          35. DOLLAR AMOUNT INCREASES. Each dollar amount referred to in Sections 31 and 34 of this Lease (a "Dollar Amount") shall be adjusted, but only upward, as of each Rent Adjustment Date by one hundred percent (100%) of the increase, if any, in the Index referred to in Section 5 hereof. The increase in each Dollar Amount shall be determined by multiplying the Dollar Amount by a fraction the numerator of which shall be the Index for the October immediately preceding the Rent Adjustment Date less the index for December, 1988, and the denominator of which is the index for December, 1988.

          36. EMINENT DOMAIN AND CONDEMNATION. (a) If, during the Term, a portion of the Demised Premises or the Rail Spur shall be taken by any public authority under the power of condemnation or eminent domain to such an extent that Tenant will thereafter be unable to continue to conduct its metal stamping and manufacturing operations thereon substantially as theretofore conducted, then this Lease shall terminate as of the date of vesting of title pursuant to such proceeding, and the amount awarded for compensation for the whole or part of the Demised Premises or Rail Spur so taken shall be the property of Landlord, and Tenant heresy expressly grants to Landlord the amount of any award or compensation to Landlord and agrees that it shall have no claim for any damages or loss against Landlord by reason of such condemnation or taking. Notwithstanding the foregoing, Tenant may elect to terminate this Lease in the event of any taking involving 20% or more of the Building. Notwithstanding the foregoing, this Lease shall not terminate if the taking involves only the Parking Lot Parcel and if Landlord makes alternate parking space available for Tenant's use in the general vicinity of the Demised Premises as a substitute for any portion of tho Parking Lot Parcel taken. Further, this Lease shall not terminate if the taking involves only the Rail Spur and if Landlord provides suitable alternate rail spur to the Building to replace the Rail Spur taken. Upon such termination, Landlord and Tenant shall be released of and from all obligations and liabilities to each other. The party receiving notice of the taking shall give the other party notice thereof promptly after receipt by the other of notice to that effect from the applicable governmental authority. Tenant shall pay all Rent payable hereunder and accrued up to the time of vesting of title, and if any Rent has been paid in advance, Landlord shall promptly return the same to Tenant.

          (b)  In the event this Lease is not terminated pursuant to subsection
(a) above, then the Fixed Rent will be reduced based on the ratio of number of square feet of ground floor space in the

Building available to Tenant after such taking to the total number of square feet of ground floor space in the Building prior to such taking, and this Lease shall continue without interruption.

          (c) Tenant shall not be entitled to any portion of the award received by Landlord in the event any portion of the Demised Premises shall be taken as the result of any condemnation or the exercise of the right of eminent domain; provided, however, that Tenant shall have the right to appear in any eminent domain or condemnation proceeding and to claim and receive any award which may be made for damages to Tenant's fixtures and equipment, business interruption, and for moving expenses.

          37. LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS. If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed after thirty (30) days' notice thereof to Tenant, then Landlord, after not less than ten (10) days notice to Tenant (or without notice if Landlord, in its sole discretion, deems the situation to be an emergency) and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease or from any default by Tenant and without waiving Landlord's right to take such action as may be permissible under this Lease as a result of such default, may (but shall be under no obligation to) make any payment or perform any act on Tenant's part to be made or performed as provided herein and may enter upon the Demised Premises for any such purpose and take all action thereon, as may be necessary therefor. If in the performance of Tenant's covenants hereunder, Landlord pays any obligations of Tenant, Tenant shall repay such amounts to Landlord as Additional Rent.

          38. NO WAIVER. No failure to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the party to be bound by such waiver, alteration or modification. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

          39. EVENTS OF DEFAULT. Any one or more of the following events shall constitute an Event of Default under this Lease:

                    (a) the Demised Premises are abandoned by Tenant for a period in excess of thirty (30) days, or

                    (b) if Tenant shall fail to pay Fixed Rent or Additional Rent for more than ten (10) days, or

                    (c) if Tenant shall default in the performance or observance of any other covenant or agreement herein contained for more than thirty (30) days after written notice of such default to Tenant; provided, however, that if the covenant or agreement to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same; or

                    (d) if Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal Bankruptcy Code or any other present or future federal, state or other bankruptcy or insolvency statute or law, or shall seek or consent to or acquiesce in the appointment of any bankruptcy or insolvency trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Demised Premises; or

                    (e) if within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal Bankruptcy Code or any other Present or future federal, state or other bankruptcy or insolvency statute or law, such proceeding shall not have been dismissed or if, within one hundred twenty (120) days after the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of all or substantially all of its properties or of the Demised Premises, such appointment shall not have been vacated; or

                    (f) if any guarantor of any of Tenant's obligations under this Lease (a "Lease Guarantor") shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal Bankruptcy Code or any other present or future federal, state or other bankruptcy or insolvency statute or law, or shall seek or consent to or acquiesce in the appointment of any bankruptcy or insolvency trustee, receiver or liquidator of Lease Guarantor or of all or any substantial part of its properties; or

                    (g) if within ninety (90) days after the commencement of any proceeding against Lease Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal Bankruptcy Code or any other present or future federal, state or other bankruptcy or insolvency statute or law, such proceeding shall not have been dismissed or if, within one hundred twenty (120) days after the appointment, without the consent or acquiescence of Lease Guarantor, of any trustee, receiver or liquidator of Lease Guarantor or of all or substantially all of its properties, such appointment shall not have been vacated; or

                    (h) if Landlord discovers that any financial statement given to Landlord by Tenant or any Lease Guarantor was materially false.

          Tenant acknowledges that the occurrence of any of the foregoing Events of Default shall constitute a material default and breach of this Lease by Tenant.

          40. REMEDIES. (a) Upon the occurrence of an Event of Default, Landlord may, at any time thereafter while such Event of Default continues, give written notice to Tenant specifying such Event of Default and stating that this Lease and the Term shall terminate on the date specified in such notice, which shall be at least ten (10) days after the giving of such notice, and upon the date specified in such notice this Lease and the Term and all rights of Tenant under this Lease, including any option for the Extended Term whether or not exercised, shall expire and terminate, and Tenant shall remain liable as hereinafter provided,

                    (b)  Upon any termination of this Lease pursuant to this
Section 40, Tenant shall quit and peacefully surrender the Demised Premises to Landlord, and Landlord, upon or at any such termination, may without further notice, enter upon and reenter the Demised Premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the right to receive all rental income of and from the same.

                    (c) If this Lease shall be terminated pursuant to this
Section 40, Landlord may in its own name, but as agent for Tenant if this Lease not be terminated, or if this Lease be terminated, on its own behalf, relet the Demised Premises or any part thereof, or the Demised Premises, with additional premises for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent and alterations of the Demised Premises) as Landlord, in its discretion, may determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Demised Premises or any part thereof, or for any failure to collect any rent due upon such reletting.

                    (d)  (i) No termination of this Lease pursuant to this
Section 40 shall relieve Tenant of its liability and obligation under this Lease, whether or not the Demised Premises shall be relet. In any such event, Tenant shall pay Landlord the Rent required to be paid by Tenant up to the time of such event. Thereafter:
                         (A)(1) Tenant, until the end of the Term or what would
                    have been such Term in the absence of any such event, shall be liable to Landlord as damages for Tenant's default, the equivalent of the amount of the Rent which would be payable under this Lease by Tenant if this Lease were still in effect, less the net proceeds of any reletting effected pursuant to the provisions of subparagraph (c) which is applicable to the Demised Premises, after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage and management commissions, operating expenses, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation for such reletting.

                         (2) Tenant shall pay such current damages (herein called "deficiency") to Landlord monthly on the days on which the Fixed Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise.

                         (3) At any time after termination of this Lease pursuant to this Section 40, in lieu of collecting any further monthly deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as damages, in addition to the damages provided for in subdivision (iv) below, damages for such breach, in addition to any damages becoming due under subdivisions (ii) and (iii) hereof, an amount equal to the difference between the Rent reserved in this Lease from the date of the Event of Default which resulted in the termination to the date of the expiration of the Term and the then fair and reasonable rental value of the Demised

                    Premises for the same period. In the computation of such damages, the difference between any installment of Fixed Rent and Additional Rent thereafter becoming due and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to present worth.

                    (ii) If the Demised Premises or any part thereof be relet by Landlord for the unexpired Term of this Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of Rent reserved upon reletting to an unaffiliated third party shall PRIMA FACIE be the fair and reasonable rental value for the part or the whole of the Demised Premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of Landlord to prove and obtain as damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

                    (iii) If this Lease be terminated pursuant to this Section 40, by summary proceedings or otherwise, and whether or not the Demised Premises be relet, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, in addition to any damages becoming due under this Section, the following: an amount equal to all expenses, if any, including reasonable attorneys' fees, incurred by Landlord in recovering possession of the Demised Premises, and all reasonable costs and charges for the care of the Demised Premises while vacant, which damages shall be due and payable by Tenant to Landlord at such time or times as such expenses are incurred by Landlord.

                    (iv) If this Lease be terminated pursuant to this Section 40, Tenant covenants and agrees, any other covenant in this Lease notwithstanding:

                              (A) That the Demised Premises shall be in the same condition as that in which Tenant has agreed to surrender them to Landlord at the expiration of the Term;

                              (B) That Tenant on or before such termination, shall perform all covenants contained in this Lease for the making of any improvement, alteration or betterment to the Demised Premises, or for the restoring or rebuilding any part thereof, including without limitation the removal of foundations, filling of pits and floor repair required by subparagraph (e) of Section 26 hereof; and

                              (C) That, for the breach of any covenant above stated in this subdivision (iv), Landlord shall be entitled to recover and Tenant shall pay, without notice or other action by Landlord, the then cost of performing such covenant.

                    (v) Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to reenter provided for in any statute, and except as is herein otherwise provided, Tenant, for and on behalf of itself and all persons claiming through or under Tenant (including any Leasehold Mortgagee or other creditor), also waives any and all right of redemption or re-entry or repossession in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease. The terms "enter," "re-enter," "entry" or "re-entry" as used in this Lease are not restricted to their technical legal meanings.

                    (vi) In the event of any Event of Default or threatened Event of Default by Tenant, Landlord shall be entitled to enjoin such Event of Default or threatened Event of Default and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though reentry, summary proceedings, and other remedies were not provided for in this Lease.

                    (vii) Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord or Tenant of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the party in question of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

          41. WAIVER OF COUNTERCLAIMS. In the event Landlord commences any proceeding, summary or otherwise, for nonpayment of Rent, Tenant agrees not to interpose any non-compulsory counterclaim in any such proceeding.

          42. LATE PAYMENTS. Tenant shall pay Landlord for late payments of Rent a late payment charge equal to three percent (3%) of the amount late for each thirty (30) day period such payment is late. Acceptance of such late payment charge by Landlord shall not constitute a waiver of Landlord's rights or release Tenant from any obligations under this Lease.

          43. TRANSFER OF LANDLORD'S INTEREST; ATTORNMENT. If the interests of Landlord in the Demised Premises and under this Lease are transferred to a third-party (a "Transferee") of the Demised Premises pursuant to a contract of sale, foreclosure, deed in lieu of foreclosure or the exercise of a right of a trustee under a deed of trust or other loan documents, Tenant will attorn to the Transferee, and the Lease will continue in full accordance with the terms hereof. Upon transfer of the interest of Landlord in the Demised Premises and its interest under this Lease to a Transferee and assumption of this Lease in writing by the Transferee, Tenant shall thereafter look to the Transferee under this Lease to the extent that the Transferee has assumed this Lease.

          44. SUBORDINATION AND NON-DISTURBANCE. This Lease is expressly subject to the right of the West Virginia Economic Development Authority ("WVEDA") under the terms of that certain Deed of Trust dated April 11, 1988 granting to WVEDA a first mortgage lien and security interest in the Demised Premises and improvements thereon and the balance of the Ordnance Center.

          In addition thereto, this Lease shall, at Landlord's option, be subordinate to any mortgage (a "Mortgage") or ground lease (a "Ground Lease") that may now or hereafter be placed on the Demised Premises, the holder of any such mortgage (including WVEDA) being herein referred to as a "Mortgagee" and the lessor under any such ground lease being referred to herein as "Ground Lessor." Tenant will, upon demand, without cost, execute any instrument necessary to effectuate such subordination required by this Section. If within five (5) days after submission of such instrument, Tenant fails to execute the same, Landlord is hereby authorized to execute the same as attorney-in-fact, coupled with an interest, for Tenant, the cost of such execution to be borne by Tenant. Notwithstanding the subordination provided for herein, Tenant's right to quiet possession of the Demised Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the Rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms.

          45. MORTGAGE APPROVALS, CONSENTS AND REQUIREMENTS. Any provision of this Lease requiring the approval or consent of Landlord shall not be deemed to have been unreasonably withheld or delayed if any Mortgagee or Ground Lessor shall refuse or withhold approval or consent thereto. Any requirement of Landlord pursuant to this Lease which is imposed pursuant to the direction of any Mortgagee or Ground Lessor shall be deemed to have been reasonably imposed by Landlord if made in good faith.

          46. FINANCIAL STATEMENTS. If Landlord desires to finance, refinance, or sell the Demised Premises, the Ordnance Center, or any part thereof, Tenant hereby agrees to deliver to Landlord and to any lender or purchaser designated by Landlord such financial statements of Tenant as Tenant is required to provide to the WVEDA. Such statements shall include the past three years' financial statements of Tenant. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

          47. LEASEHOLD MORTGAGES. (a) Tenant, without Landlord's consent, may mortgage the leasehold estate under this Lease without restriction under a leasehold mortgage or mortgages or other security instrument or instruments, at any time and from time to time, without limitation as to amount and on any terms Tenant may deem desirable, and in connection therewith may assign the leasehold estate to the holder of any such mortgage or security instrument. If more than one such mortgage or security instrument is at any time in effect, each such mortgage or other security instrument, at the time in effect, is herein called "Leasehold Mortgage"; provided, however, that the holder or holders thereof shall have notified Landlord in writing that it is a holder of such Leasehold Mortgage and of the name and post office address to which all notices, and other communications hereunder to it may be addressed; and such a holder of a Leasehold Mortgage, having given such notice, is herein called "Leasehold Mortgagee." Landlord and Tenant shall not agree between themselves to any cancellation, surrender or modification of this Lease without the prior written consent of any Leasehold Mortgagee. Landlord will give to any Leasehold Mortgagee a copy of any notice or other communication from Landlord to Tenant hereunder at the time of giving such notice or communication to Tenant and notice of any rejection of this Lease by any Trustee in bankruptcy of Tenant.

          (b) So long as any Leasehold Mortgage shall remain a lien on Tenant's leasehold estate, Landlord agrees that simultaneously with the giving of any such notice of an Event of Default or of termination of this Lease to Tenant, Landlord will give the Leasehold Mortgagee a duplicate of such notice, provided the provisions of subsection (a) shall have been complied with.

          (c) At any time when any Leasehold Mortgage is in effect, Landlord will not exercise any right, power or remedy with respect to any Event of Default hereunder until the expiration of any grace period provided with respect thereto, plus an additional period of thirty (30) days beyond such period or beyond the date on which Landlord has given to any such Leasehold Mortgagee written notice of such Event of Default or a copy of its notice to Tenant of such default, whichever is later. Landlord will not exercise any right, power or remedy with respect to any Event of Default hereunder if any Leasehold Mortgagee within such 30-day period shall give to Landlord written notice that it intends to undertake the correction of such default or to cause the same to be corrected and so long thereafter as such Leasehold Mortgagee shall prosecute diligently the correction of such default, whether by exercise on behalf of Tenant of its obligations hereunder, entry on the Demised Premises, foreclosure, sale or otherwise.

          (d) At any time when any Leasehold Mortgage is in effect, any Leasehold Mortgagee may make any payment or perform any act required hereunder to be made or performed by Tenant with the same effect as if made or performed by Tenant (after written notice to Landlord); provided, however, that no entry by a Leasehold Mortgagee upon the Demised Premises for such purpose shall constitute or be deemed to be an eviction of Tenant or release Tenant from any obligation or Event of Default hereunder (except any obligation or default which shall have been fully performed or corrected by such payment or performance by a Leasehold Mortgagee).

          (e) In the event of termination of this Lease by reason of the happening of any Event of Default, Landlord shall give written notice thereof to any Leasehold Mortgagee, who shall have notified Landlord of its name and address pursuant to subparagraph (a) above. If within thirty (30) days after the mailing of such notice, such Leasehold Mortgagee shall pay or arrange to the satisfaction of Landlord for the payment of a sum of money equal to any Fixed Rent, Additional Rent and other charges due and payable by Tenant hereunder, as of the date of such termination, in addition to any and all expenses, costs and fees, including reasonable attorneys' fees, incurred by Landlord in terminating this Lease and in acquiring possession of the Demised Premises, together with a sum of money equal to the amount which, but for such termination, would have become due and payable under this Lease, from such termination date up to and including a period of sixty (60) days beyond the date of the mailing of such notice, Landlord shall, upon the written request of such Leasehold Mortgagee made any time within the first thirty (30) days of such sixty (60) day period, execute and deliver, within the last thirty (30) days of such sixty (60) day period, a new lease of the Demised Premises to such Leasehold Mortgagee, or to the nominee of such Leasehold Mortgagee, for the remainder of the Term; provided, however, that such Leasehold Mortgagee shall have paid to Landlord a sum of money equal to all expenses, including reasonable attorneys' fees, incidental to preparation, execution and delivery of such new lease. Such new lease shall be the same in form as this Lease, at the same Fixed Rent and on the same terms as contained herein.

          (f) Nothing contained herein shall be deemed to impose any obligation on the part of Landlord to deliver physical possession of the Demised Premises to a Leasehold Mortgagee or to its nominee. Landlord agrees, however, that Landlord will, at the sole cost and expense of such Leasehold Mortgagee or nominee, cooperate in the prosecution of summary proceedings to evict the then-defaulting Tenant.

          48. ESTOPPEL CERTIFICATES. Each party agrees at any time and from time to time upon not less than 15 days' prior written request by the other, to execute, acknowledge and deliver to the other a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Fixed Rent and Additional Rent have been paid, if any, and that to the actual knowledge of such Party, no Event of Default has occurred or, if an Event of Default has occurred, specifying the same; it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of the fee, a Mortgagee, Ground Lessor, Leasehold Mortgagee, or assignee of any of them.

          49. ASSIGNMENT AND SUBLETTING. Assignment of this Lease is prohibited. Tenant may sublease the Demised Premises or portions thereof for metal stamping and related manufacturing operations substantially as previously conducted by Tenant at the Demised Premises. Tenant shall not otherwise sublease all or any part of the Demised Premises, nor grant any license or concession for all or any part of the Demised Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant shall not offer to sublease or sublease any portion of the Demised Premises, or provide services to, any of Landlord's other tenants of space in the Ordnance Center. Landlord shall, not be obligated to consent to any subleasing of space in the Demised Premises if the proposed sublessee is a customer of Landlord. Regardless of Landlord's consent, no subletting shall release Tenant from Tenant's obligation or alter the primary liability of Tenant to pay Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. In the event of Default by any sublessee in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said sublessee. Any consent by Landlord to subletting, license or concession under this Lease shall not constitute a waiver of the necessity of obtaining that consent as to any subsequent sublease, license or concession.
Any attempted assignment for the
benefit of Tenant's creditors or otherwise by operation of law shall not be effective to transfer or assign Tenant's interest under this Lease.

          If any of the corporate shares of stock of Tenant are transferred, or if any partnership interests of Tenant are transferred, by sale, assignment, bequest, inheritance, operation of law, or otherwise, so as to result in a change of the control or structure of Tenant, same shall be deemed an assignment for the purposes of this Section.

          50. ATTORNEYS' FEES. In the event Tenant shall request the consent of Landlord to sublet the Demised Premises or if Tenant shall request the consent of Landlord with respect to any other matter requiring the Landlord's consent hereunder, then Tenant shall pay Landlord's reasonable attorneys' or engineering fees incurred in connection with such request.

          51. SURRENDER. Upon termination of this Lease for any reason whatsoever or upon the last day of the Term, as the case may be, Tenant shall surrender to Landlord, in a "broom clean" and good condition, the Demised Premises, Equipment, Loading Area and Exclusive Rail Spur at least equivalent to that existing on the Commencement Date (or in the case of the Automobile Parking Lot Parcel, as improved pursuant to Section 13 hereof) except for reasonable wear and tear, together with all additions, alterations, improvements and replacements thereof installed by Tenant which become the property of Landlord, subject, however, to such obligation as Tenant may have pursuant to Section 26 hereof to remove foundation and fill pits and otherwise repair the floor of the Building. Good condition of the Demised Premises, Equipment, Loading Area and Rail Spur shall mean that all Hazardous Substances and oil and grease (other than Buried Hazardous Substances) have been removed.

          52. QUIET POSSESSION. Landlord represents and warrants that it has full right and lawful authority to enter into this Lease. Tenant, upon paying Rent and observing the covenants of this Lease, may lawfully and quietly hold possession and enjoy the Demised Premises, together with all appurtenances and rights appertaining thereto, during the Term without hindrance, ejection, molestation or interruption.

          Tenant will cooperate with Landlord in the granting of easements and other rights in the nature of easements necessary or useful to the business of the Ordnance Center, provided such grants do not unreasonably restrict the business of Tenant.

          53. ENTRY. (a) Landlord and Landlord's authorized representative or agent shall have the right to enter the Demised

Premises during reasonable hours for the purpose of examining the same. Nothing herein shall imply any duty upon the part of Landlord to do any such work which, under the provision of this Lease, Tenant may be required to perform, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same.

          (b) Landlord shall have the right to enter the Demised Premises during the last eighteen (18) months of the Term for the purpose of exhibiting same, and to display on the Demised Premises in such manner as will not unreasonably interfere with Tenant's business "For Sale" or "To Let" signs.

          54. HOLDING OVER. Should Tenant continue to hold possession of the Demised Premises after the expiration of the Initial Term without, extension thereof or after the expiration of the Extended Term, Tenant shall remain a Tenant at a monthly rental charge of two times the last monthly rent payable hereunder. Such occupancy shall be a tenancy from month to month and otherwise, the tenancy shall be upon the same terms and conditions as contained herein, except such tenancy shall be terminable by either party by giving thirty (30) days' advance written notice of termination.

          55. MODIFICATION OF LEASE. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. No agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by both parties. The failure of either party hereto to insist in any one or more cases upon the strict performance of any term, covenant or condition of this Lease to be performed or observed by the other party hereto shall not constitute a waiver or relinquishment of that party's right to take recourse for any subsequent failure to perform any such term, covenant or condition, but the same shall continue and remain in full force and effect with respect to any subsequent, breach, act or omission.

          56. RECORDING. This Lease shall not be recorded. Upon request, Tenant and Landlord shall execute, acknowledge and deliver to the other a memorandum of this Lease in form suitable for recording.

          57. NOTICES. All notices, demands, directions, requests, designations, consents, approvals, instructions and other communications required or permitted by the terms hereof shall be in writing and shall become effective upon the earlier of its receipt or the lapse of five business days after being deposited in the

United States mail, certified or registered, postage prepaid or, if delivered in person or in the form of telex, telegram, facsimile or cable, when received, and if mailed, shall be addressed to the party at its address set forth above or at such other place as the party may from time to time designate by like notice.

          58. NAME OF THE ORDNANCE CENTER. Landlord shall have the right to change the name of the Ordnance Center during the Term of this Lease and shall have no obligation for any loss or damage to Tenant by reason thereof. Notwithstanding the foregoing, Landlord shall not rename the Ordnance Center to a name which includes that of a direct competitor of Tenant.

          59. ORDNANCE CENTER RULES AND REGULATIONS. Tenant, its servants, employees, agents, invitees, licensees, contractors and subcontractors shall observe and strictly comply with any Rules and Regulations as Landlord or its agents may, after notice to Tenant, from time to time reasonably adopt.
Landlord shall include in leases of other space in the Ordnance Center a similar requirement obligating tenants to comply such Rules and Regulations as may be adopted by Landlord. Landlord shall make reasonable efforts to enforce said Rules and Regulations, to the extent applicable, and to enforce the terms, covenants or conditions in any other lease against any other tenant; provided, however, that Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, invitees or licensees.

          60. HEADINGS. The headings herein contained are inserted only for convenience and reference and in no way define, limit or enlarge the scope or intent of this Lease or in any way affect the terms and provisions thereof.

          61. SEVERABILITY. If any provision of this Lease shall be declared by proper authority to be invalid or unenforceable, the remainder of this Lease shall continue in full force and effect.

          62. TIME. Time shall be of the essence of the performance by Tenant of all payments, covenants and agreements in this Lease, subject to grace periods specifically provided for herein.

          63. GOVERNING LAW. This Lease shall be governed by the laws of the State of West Virginia.

          64. SUCCESSORS AND ASSIGNS. The terms, covenants and conditions of this Lease shall be binding upon and shall inure to the benefit of Landlord and it successors and assigns and Tenant and its successors.

          65. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same document.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Lease to be signed by its duly authorized agents as of the date first above written.

                                   LANDLORD:

                                   PARK CORPORATION d.b.a.
ATTEST:                            CHARLESTON ORDNANCE CENTER


   /s/ Lance B. Johnson            By:   /s/ Raymond P. Park
- --------------------------            --------------------------
Lance B. Johnson,                     Raymond P. Park, President
Assistant Secretary
                                   TENANT:

ATTEST:                            SOUTH CHARLESTON STAMPING &
                                   MANUFACTURING COMPANY

  /s/ David M. Hannah              By:  /s/ John T. Wise
- --------------------------            --------------------------
David M. Hannah, Treasurer            John T. Wise, Vice President